UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12

LNB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

AMG Investments, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF
SPECIAL MEETING OF SHAREHOLDERS
OF LNB BANCORP, INC.
BY AMG INVESTMENTS, LLC
As you may recall, AMG Investments, LLC, LNB’s largest shareholder, filed a solicitation statement in November 2007 asking LNB’s shareholders to support AMG in demanding a special meeting of shareholders. Despite LNB’s strong opposition, we were successful in obtaining the votes required to call the meeting.
After three requests and almost two months later, LNB finally called the special meeting of shareholders. On February 5, 2008, LNB filed a notice with the Securities and Exchange Commission that states that a special meeting of LNB Bancorp, Inc. will be held on March 18, 2008, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052 at 10 a.m. local time. LNB fixed the close of business on February 15, 2008 as the record date for determination of those shareholders who will be entitled to notice of and to vote at the special meeting and any adjournment thereof.
However, once again, LNB is trying to disenfranchise shareholders at the special meeting by disallowing our proxies. LNB, through their notice and accompanying preliminary proxy statement, is attempting to re-word, limit and bar our proposals as written in our preliminary proxy statement as filed with the SEC. The special meeting was called by the shareholders of LNB, not by LNB, and LNB is not entitled to limit the purpose and proposals at the meeting.
Therefore, in order clarify the purpose of the meeting and the proposals to be submitted for your vote at the special meeting and because we believe that LNB’s notice was deficient, we are submitting our own notice of the special meeting. In keeping with the concepts and proposals as outlined in our solicitation statement to call the special meeting, the special meeting is to consider and vote upon the following proposals:
1.	To approve an amendment to LNB’s articles of incorporation to add a provision for the annual election of all directors;

2.	To approve an amendment to LNB’s articles of incorporation to add a provision to set the number of directors to a maximum of nine and a minimum of three (initially nine);

3.	To approve an amendment to LNB’s articles of incorporation to add a provision to govern the removal of directors by shareholders and the filling of vacancies created by such removals;

4.	To remove, without cause, all of LNB’s incumbent directors (namely Terry D. Goode, James R. Herrick, Kevin C. Martin, Benjamin G. Norton, John W. Schaeffer, Robert M. Campana, James F. Kidd, Daniel E. Klimas, Jeffrey F.

Riddell, and Donald F. Zwilling), other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, and any other person elected or appointed to the LNB board by the members of the board since January 31, 2008 to fill any vacancies or newly-created directorships;

5.	To elect, to the extent that shareholders vote to remove incumbent directors pursuant to Proposal 4 above, the following nominees to the board: Richard M. Osborne, Daniel G. Merkel and Thomas J. Smith;

6.	To adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 5; and

7.	To oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat our proposals.
You will receive a proxy statement and BLUE proxy card from us in the near future that will provide detailed information about our proposals. We urge you to read the entire proxy statement.
We appreciate your support.
Respectfully,
AMG Investments, LLC
/s/ Richard M. Osborne           /s/ Steven A. Calabrese

By Richard M. Osborne and Steven A. Calabrese, Co-Managers
Where You Can Find Additional Information
This notice may be deemed to be solicitation material in respect of the special meeting of shareholders discussed herein. In connection with the special meeting, we will file with or furnish to the Securities and Exchange Commission (the “SEC”) all relevant materials, including a proxy statement on Schedule 14A. AMG, its managers and its director nominees may be deemed to be participants in the solicitation of proxies from LNB’s shareholders in connection with the special meeting of shareholders. Information regarding the special interests of AMG, its managers and its director nominees in the proposals that are the subject of the special meeting will be included in a proxy statement that we will file in connection with thes special meeting. LNB shareholders are strongly advised to read the proxy statement filed in connection with the proposals described herein carefully when it becomes available before making any voting or investment decision, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports LNB files, for free at the website maintained by the SEC at www.sec.gov. Shareholders may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Shareholders may also obtain free copies of the documents LNB files with the SEC by going to the “Investor Relations — SEC Filings” section of LNB’s website at www.lnbbancorp.com. The information provided on LNB’s website is not part of this notice, and therefore is not incorporated by reference.